EXHIBIT 23.1

Ref No.: ZMK/CR/R2Q/18/4702

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Crest Radius Inc.

We consent to the use of our review report dated April 30, 2018 relating to our review of the balance sheet of Crest Radius Inc. as of March 31, 2018, the related statements of operations and cash flows for three months ended March 31, 2018 included in the Quarterly Report of Crest Radius Inc. on Form

10-Q for the quarterly period ended March 31, 2018.

Zia Masood Kiani & Co.

(Chartered Accountants)

Islamabad, Pakistan

Date: April 30, 2018